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                                                                   Exhibit 99.1

                       Digital Generation Systems, Inc.
                         5221 North O'Connor Boulevard
                                   Suite 950
                              Irving, Texas 75039

 PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON            , 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      OF DIGITAL GENERATION SYSTEMS, INC.

  The undersigned, revoking all prior proxies, hereby appoint(s) Scott K. Ginsburg, and Matthew E. Devine, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of common stock of Digital Generation Systems, Inc., a California corporation (the "Company"), that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company (the
"Annual Meeting") to be held on     , 2000 at      a.m., local time, at the La
Cima Club, 5215 North O'Connor Boulevard, Suite 2600, Irving, Texas 75039, and at any adjournment or postponement thereof.

  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

  This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 6. Attendance of the undersigned at the Annual Meeting or any adjournment or postponement thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR PROPOSALS 1 THROUGH 6.

  1. To approve and adopt an Agreement and Plan of Merger, dated as of July 7, 2000, by and among the Company, StarGuide Digital Networks, Inc., a Nevada corporation and SG Nevada Merger Sub Inc., a Nevada corporation.

                      [_] FOR  [_] AGAINST  [_]  ABSTAIN

  2. To approve the reincorporation of DG Systems from a California corporation to a Delaware corporation.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

  3. To amend the articles of incorporation to increase authorized shares of common stock to 200,000,000.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

  4. To elect the following individuals to the Board of Directors: Scott K. Ginsburg, Matthew E. Devine, Lawrence D. Lenihan, Jr., Michael G. Linnert and David M. Kantor.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN
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  5. To approve an amendment to the 1992 stock option plan to increase the number of shares available for issuance thereunder.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

  6. To ratify the appointment of KPMG LLP as the Company's independent public accountants for the year ending December 31, 2000.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

  7. To transact such other business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

                       [_] FOR  [_] AGAINST  [_] ABSTAIN

Mark here for address change and note below [_]

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PLEASE DATE AND SIGN EXACTLY AS NAME(S) APPEAR(S) ON THIS PROXY. WHEN SHARES
ARE HELD BY JOINT OWNERS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE TITLE AS SUCH. IF A CORPORATION OR A PARTNERSHIP, PLEASE SIGN BY AUTHORIZING PERSON.

                                          Date:

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                                          Date:

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